Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

Trebia Acquisition Corp.

New York, United States of America

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 12, 2021, except for Note 18, which is September 15, 2021, relating to the consolidated financial statements of Protected.Net Group Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

Southampton, United Kingdom

December 1, 2021